Exhibit 10.4

THIS WARRANT MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT AS SPECIFIED HEREIN. NEITHER THE RIGHTS REPRESENTED BY THIS WARRANT NOR THE SHARES ISSUABLE UPON THE EXERCISE HEREOF HAVE BEEN REGISTERED FOR OFFER OR SALE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE LAW. SUCH RIGHTS AND SHARES MAY NOT BE SOLD OR OFFERED FOR SALE IN WHOLE OR IN PART EXCEPT IN ACCORDANCE WITH THE PROVISIONS HEREOF.

Warrant No.:	Issuance Date: , 2011

Number of Warrant Shares:	Warrant Exercise Price: USD$.01 per share

MiMedx Group, Inc.

Form of Warrant to Purchase Common Stock

MiMedx Group, Inc., a Florida corporation (the “Company”), hereby certifies that                 , the registered holder hereof, or its permitted assigns (“Holder”), is entitled, subject to the terms set forth below, including without limitation Section 3 hereof, to purchase from the Company upon surrender of this warrant (the “Warrant”), at any time or times on or after, and subject to the occurrence of, the Effective Date hereof but not after 5:00 P.M. (Eastern Standard Time) on the Expiration Date (as defined herein), all or any part of the Warrant Shares (as defined herein), of fully paid and nonassessable Common Stock (as defined herein) of the Company by payment of the applicable aggregate Warrant Exercise Price (as defined herein) in lawful money of the United States.

1. Definitions. The following words and terms as used in this Warrant shall have the following meanings:

(a) “2011 Gross Revenues” means the Company’s total revenue from all sources on a consolidated basis, for the year ending December 31, 2011, as reflected in its audited financial statements.

(b) “Assignment Form” shall have the meaning given to such term in Section 14(h) of this Warrant.

(c) “Change in Control” means any of the following transactions: (i) a share exchange, consolidation or merger of the Company with or into any other entity or any other corporate reorganization whether or not the Company is the surviving entity (unless the shareholders of the Company immediately prior to such share exchange, consolidation, merger or reorganization hold in excess of fifty percent (50%) of the general voting power of the Company or the surviving entity, as the case may be, immediately after the closing of such transaction); (ii) a transaction or series of related transactions in which in excess of fifty percent (50%) of the Company’s general voting power is transferred to a third party (or group of affiliated third parties) that were not previously shareholders of the Company; or (iii) a sale of all or substantially all of the assets of the Company (unless the shareholders of the Company immediately prior to such sale hold in excess of fifty percent (50%) of the general voting power of the purchasing party or parties). The determination of “general voting power” as used herein shall be based on the aggregate number of votes that are attributable to outstanding securities entitled to vote in the election of directors, general partners, managers or persons performing analogous functions to directors of the entity in question, without regard to contractual arrangements that establish a management structure or that vest the right to designate directors in certain parties.

(d) “Common Stock” means (i) the Company’s common stock and (ii) any capital stock resulting from a reclassification of such “Common Stock.”

(e) “Company” means MiMedx Group, Inc., a Florida corporation.

(f) “Convertible Securities” means any securities issued by the Company which are convertible into or exchangeable for, directly or indirectly, shares of Common Stock.

(g) “Effective Date” means the first to occur of the following: (i) the first business day after the Measurement Date if and only if the Company’s 2011 Gross Revenues are less than $11,500,000, and (ii) notice to the Holder of the anticipated closing of a Change in Control, pursuant to Section 3, prior to the Measurement Date.

(h) “Exercise Date” means any date after the Effective Date, prior to the Expiration Date or other termination hereof, on which notice of exercise hereof is given by Holder.

(i) “Expiration Date” means the date which is five (5) years after the Issuance Date as shown on the face hereof; provided however that this Warrant may terminate earlier as provided in Section 3 hereof.

(j) “Holder” shall have that meaning given to such term in the introductory paragraph of this Warrant.

(k) “Market Price means the fair market value of one share of Common Stock determined as follows: (i) where there exists a public market for the Company’s Common Stock at the time of such exercise, the fair market value per share shall be the closing trading price of the Common Stock quoted in the Over-The-Counter Market Summary or the last reported sale price of the Common Stock or the closing price quoted on the NASDAQ National Market System or on any exchange on which the Common Stock is listed, whichever is applicable, for the five (5) trading days (or such fewer number of trading days as the Company’s Common Stock may have been publicly traded) ending on the trading day prior to the date of determination of fair market value and (ii) if at any time the Common Stock is not listed on any domestic exchange or quoted in the NASDAQ System or the domestic over-the-counter market, the higher of (A) the book value thereof, as determined by any firm of independent public accountants of recognized standing selected by the Board of Directors, as at the last day as of which such determination shall have been made, or (B) the fair value thereof determined in good faith by the Board of Directors as of the date which is within fifteen (15) days of the date as of which the determination is to be made (in determining the fair value thereof, the Board of Directors shall consider stock market valuations and price to earnings ratios of comparable companies in similar industries).

(l) “Measurement Date” means the date on which the Company files with the SEC its audited financial statements for the fiscal year ending December 31, 2011.

(m) “SEC” means the Securities and Exchange Commission.

(n) “Securities Act” means the Securities Act of 1933, as amended.

(o) “Subscription Notice” shall have that meaning given to such term in Section 2(a) of this Warrant.

(p) “Warrant” shall have that meaning given to such term in the introductory paragraph of this document.

(q) “Warrant Exercise Price” shall initially be the amount per share shown above on the face hereof.

(r) “Warrant Shares” means the shares of Common Stock subject to this Warrant and shown above on the face hereof.

(s) Other Definitional Provisions.

(i) Except as otherwise specified herein, all references herein (A) to any person other than the Company, shall be deemed to include such person’s successors and permitted assigns, (B) to the Company shall be deemed to include the Company’s successors and (C) to any applicable law defined or referred to herein, shall be deemed references to such applicable law as the same may have been or may be amended or supplemented from time to time.

(ii) When used in this Warrant, the words “herein,” “hereof,” and “hereunder,” and words of similar import, shall refer to this Warrant as a whole and not to any provision of this Warrant, and the words “Section,” “Schedule,” and “Exhibit” shall refer to Sections of, and Schedules and Exhibits to, this Warrant unless otherwise specified.

(iii) Whenever the context so requires the neuter gender includes the masculine or feminine, and the singular number includes the plural, and vice versa.

2. Exercise of Warrant.

(a) Subject to the terms and conditions hereof (including, without limitation, the termination provisions set forth herein), this Warrant may be exercised in whole or in part, at any time during normal business hours on or after the Effective Date and prior to 5:00 p.m. (Eastern Standard Time) on the Expiration Date. The rights represented by this Warrant may be exercised by the holder hereof then registered on the books of the Company, in whole or from time to time in part (except that this Warrant shall not be exercisable as to a fractional share), by: (i) delivery of a written notice, in the form of the subscription notice attached as Exhibit A hereto (the “Subscription Notice”), of such holder’s election to exercise this Warrant, which notice shall specify the number of Warrant Shares to be purchased; (ii) payment to the Company of an amount equal to the Warrant Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (plus any applicable issue or transfer taxes) in cash, by wire transfer or by certified or official bank check; and (iii) the surrender of this Warrant, properly endorsed, at the principal office of the Company in Kennesaw, Georgia (or at such other agency or office of the Company as the Company may designate by notice to the Holder); provided, that if such Warrant Shares are to be issued in any name other than that of the Holder, such issuance shall be deemed a transfer and the provisions of Section 14 shall be applicable. In the event of any exercise of the rights represented by this Warrant, a certificate or certificates for the Warrant Shares so purchased, registered in the name of, or as directed by, the Holder, shall be delivered to, or as directed by the Holder within a reasonable time after the date on which such rights shall have been so exercised. In the event that this Warrant becomes exercisable due to receipt by the Holder prior to the Measurement Date of notice of an anticipated closing of a Change in Control, the exercise of this Warrant shall be subject to, and contingent upon, the consummation of such Change in Control.

(b) Unless the rights represented by this Warrant shall have expired or have been fully exercised, the Company shall issue, within such fifteen (15) day period, a new Warrant identical in all respects to this Warrant exercised except (x) such new warrant shall represent rights to purchase the number of Warrant Shares purchasable immediately prior to such exercise under the warrant exercised, less the number of Warrant Shares with respect to which such original Warrant was exercised, and (y) the Warrant Exercise Price thereof shall be, subject to further adjustment as provided in this Warrant, the Warrant Exercise Price of this Warrant exercised. The person in whose name any certificate for Warrant Shares is issued upon exercise of this Warrant shall for all purposes be deemed to have become the holder of record of such Warrant Shares immediately prior to the close of business on the date on which this Warrant was surrendered and payment of the amount due in respect of such exercise and any applicable taxes was made, irrespective of the date of delivery of such share certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are properly closed, such person shall be deemed to have become the holder of such Warrant Shares at the opening of business on the next succeeding date on which the stock transfer books are open.

3. Termination of Warrant. This Warrant shall automatically terminate without exercise and shall be null and void (i) on the Measurement Date, if the 2011 Gross Revenues of the Company equals or exceeds $11,500,000, and (ii) immediately prior to the consummation of a Change in Control. The Company shall give the Holder notice of an anticipated closing date of such Change in Control at the same time as notification thereof is provided to the shareholders of the Company generally and the Holder shall be entitled to exercise this Warrant, subject to the last sentence of Section 2(a), at any time after such notice and prior to such closing.

4. Covenants as to Common Stock.

(a) The Company covenants and agrees that all Warrant Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and nonassessable. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the exercise of the rights then represented by this Warrant and that the par value of said shares will at all times be less than or equal to the applicable Warrant Exercise Price.

(b) If any shares of Common Stock reserved or to be reserved to provide for the exercise of the rights then represented by this Warrant require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued to the Holder, then the Company covenants that it will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be.

5. Adjustment of Warrant Exercise Price upon Stock Splits, Dividends, Distributions and Combinations; and Adjustment of Number of Shares.

(a) In case the Company shall at any time split or subdivide its outstanding shares of Common Stock into a greater number of shares or issue a stock dividend (including any distribution of stock without consideration) or make a distribution with respect to outstanding shares of Common Stock or Convertible Securities payable in Common Stock or in Convertible Securities, the Warrant Exercise Price in effect immediately prior to such subdivision or stock dividend or distribution shall be proportionately reduced and conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Warrant Exercise Price in effect immediately prior to such combination shall be proportionately increased, in each case, by multiplying the then effective Warrant Exercise Price by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such subdivision, stock dividend, distribution or combination (determined on a fully diluted basis), and the denominator of which shall be the total number of shares of Common Stock, immediately after such subdivision, stock dividend, distribution or combination (determined on a fully diluted basis), and the product so obtained shall thereafter be the Warrant Exercise Price. For purposes of this Warrant, “on a fully diluted basis” means that all issued and outstanding capital stock of the Company, including all Convertible Securities, and all outstanding options and warrants, whether or not vested, shall be taken into account.

(b) Upon each adjustment of the Warrant Exercise Price as provided above in this Section 5, the Holder shall thereafter be entitled to purchase, at the Warrant Exercise Price resulting from such adjustment, the number of shares (calculated to the nearest tenth of a share) obtained by multiplying the Warrant Exercise Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Warrant Exercise Price immediately after such adjustment.

6. Reorganization, Reclassification, Etc. Subject to the provisions of Section 3 hereof, in case of any capital reorganization, or of any reclassification of the capital stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a split-up or combination), this Warrant shall, after such capital reorganization or reclassification of capital stock, entitle the Holder hereof to purchase the kind and number of shares of stock or other securities or property of the Company or of the corporation resulting from such reorganization or consolidation, as the case may be, to which the holder hereof would have been entitled if he had held the Common Stock issuable upon the exercise hereof immediately prior to such capital reorganization or reclassification of capital stock, and, in any such case, appropriate provision shall be made with respect to the rights and interests of the holder of this Warrant to the end that the provisions thereof (including without limitation provisions for adjustment of the Warrant Exercise Price and of the number of shares purchasable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock, securities, or assets thereafter deliverable upon the exercise of the rights represented hereby.

7. Notice of Adjustment of Warrant Exercise Price. Upon any adjustment of the Warrant Exercise Price, then the Company shall give notice thereof to the Holder of this Warrant, which notice shall state the Warrant Exercise Price in effect after such adjustment and the increase, or decrease, if any, in the number of Warrant Shares purchasable at the Warrant Exercise Price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

8. Computation of Adjustments. Upon each computation of an adjustment in the Warrant Exercise Price and the number of shares which may be subscribed for and purchased upon exercise of this Warrant, the Warrant Exercise Price shall be computed to the nearest cent (i.e. fraction of .5 of a cent, or greater, shall be rounded to the next highest cent) and the number of shares which may be subscribed for and purchased upon exercise of this Warrant shall be calculated to the nearest whole share (i.e. fractions of less than one half of a share shall be disregarded and fractions of one half of a share, or greater, shall be treated as being a whole share). No such adjustment shall be made however, if the change in the Warrant Exercise Price would be less than $.001 per share, but any such lesser adjustment shall be made (i) at the time and together with the next subsequent adjustment which, together with any adjustments carried forward, shall amount to $.001 per share or more, or (ii) if earlier, upon the third anniversary of the event for which such adjustment is required.

9. Net Issue Exercise. Notwithstanding any provisions herein to the contrary, if the Market Price of one share of Common Stock is greater than the Warrant Exercise Price at the date of exercise of this Warrant, in lieu of exercising this Warrant by payment of cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the duly executed Notice of Exercise, in which event the Company shall issue to the Holder a number of shares of the Common Stock computed using the following formula:

X = Y(A-B)

A

WHERE X = the number of shares of Common Stock to be issued to the Holder;

Y = the number of shares of the Common Stock purchasable under this Warrant or, if only a portion of this Warrant is being exercised, the number of shares underlying this Warrant to the extent exercised (at the date of such exercise);

A = the Market Price of one share of Common Stock (at the date of such calculation); and

B = Warrant Exercise Price (at the date of such calculation).

10. No Change in Warrant Terms on Adjustment. Irrespective of any adjustment in the Warrant Exercise Price or the number of shares of Common Stock issuable upon exercise hereof, this Warrant, whether theretofore or thereafter issued or reissued, may continue to express the same price and number of shares as are stated herein and the Warrant Exercise Price and such number of shares specified herein shall be deemed to have been so adjusted.

11. Taxes. The Company shall not be required to pay any tax or taxes attributable to the initial issuance of the Warrant Shares or any transfer involved in the issue or delivery of any certificates for Warrant Shares in a name other than that of the registered holder hereof or upon any transfer of this Warrant.

12. Warrant Holder Not Deemed a Shareholder. No holder, as such, of this Warrant shall be entitled to vote or receive dividends or be deemed the holder of shares of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance of record to the holder of this Warrant of the Warrant Shares which he is then entitled to receive upon the due exercise of this Warrant.

13. No Limitation on Corporate Action. No provisions of this Warrant and no right or option granted or conferred hereunder shall in any way limit, affect or abridge the exercise by the Company of any of its corporate rights or powers to recapitalize, amend its Articles of Incorporation, reorganize, consolidate or merge with or into another corporation, or to transfer all or any part of its property or assets, or the exercise of any other of its corporate rights and powers.

14. Transfer; Opinions of Counsel; Restrictive Legends. To the extent applicable, each certificate or other document evidencing any of the Warrant Shares shall be endorsed with the legends set forth below, and Holder covenants that, except to the extent such restrictions are waived by the Company, Holder shall not transfer the Warrant Shares without complying with the restrictions on transfer described in the legends endorsed thereon;

(a) The following legend under the Securities Act:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

(b) If required by the authorities of any state in connection with the issuance or sale of the Warrant Shares, the legend required by such state authority.

(c) The Company shall not be required (i) to transfer on its books either this Warrant or any Warrant Shares which shall have been transferred in violation of any of the provisions set forth in this Section 14, or (ii) to treat as owner of such Warrant Shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such Warrant Shares shall have been so transferred.

(d) Any legend endorsed on a certificate pursuant to subsection (a) or (b) of this Section 14 shall be removed (i) if the Warrant Shares represented by such certificate shall have been effectively registered under the Securities Act or otherwise lawfully sold in a public transaction, or (ii) if the holder of such Warrant Shares shall have provided the Company with an opinion from counsel, in form and substance reasonably acceptable to the Company and from attorneys reasonably acceptable to the Company, stating that a public sale, transfer or assignment of this Warrant or the Warrant Shares may be made without registration.

(e) Any legend endorsed on a certificate pursuant to subsection (b) of this Section 14 shall be removed if the Company receives an order of the appropriate state authority authorizing such removal or if the holder of this Warrant or the Warrant Shares provides the Company with an opinion of counsel, in form and substance reasonably acceptable to the Company and from attorneys reasonably acceptable to the Company, stating that such state legend may be removed.

(f) Without in any way limiting the representations set forth above, Holder further agrees not to make any disposition of all or any portion of this Warrant at any time other than to an affiliate of the Holder; provided, however, that such affiliate transferee agrees in writing to be subject to the terms of this Section 14. In addition, the Holder agrees not to make any disposition of all or any portion of the Warrant Shares unless:

(i) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii) Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and, if requested by the Company, (A) Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of this Warrant or any Warrant Shares under the Securities Act and (B) the transferee shall have furnished to the Company its agreement to abide by the restrictions on transfer set forth herein as if it were a purchaser hereunder.

(g) Notwithstanding the other provisions of this Section 14, no such registration statement or opinion of counsel shall be required for any transfer by a Holder, (i) if it is a partnership or a corporation, to a partner or pro rata to its equity holder(s) of such Holder (or a third party duly authorized to act on behalf of such Holder or its partners or equity holders), or (ii) if he or she is an individual, to members of such individual’s family for estate planning purposes; provided, however, that the transferee agrees in writing to be subject to the terms of this Section 14.

(h) Upon delivery of the foregoing opinion of counsel (with respect to a transfer of the Warrant Shares) and the surrender of this Warrant to the Company at its principal office, together with (i) the assignment form annexed hereto as Exhibit B (the “Assignment Form”) duly executed and (ii) funds sufficient to pay any transfer tax, the Company shall, if it determines such transfer is permitted by the terms of this Warrant, without additional charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be cancelled.

15. Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company shall, on such terms as to indemnity or otherwise as it may in its discretion impose (except in the event of loss, theft, mutilation or destruction while this Warrant is in possession of the Company’s Escrow Agent, in which events the Company shall be solely responsible) (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

16. Representation of Holder. The Holder, by the acceptance hereof, represents that it is acquiring this Warrant, and the Warrant Shares, for its own account, for investment purposes, and not with a present view either to sell, distribute, or transfer, or to offer for sale, distribution, or transfer, any of this Warrant or the Warrant Shares, or any other securities issuable upon the exercise thereof.

17. Restricted Securities. The Holder understands that this Warrant and the Warrant Shares issuable upon exercise of this Warrant, will not be registered at the time of their issuance under the Securities Act for the reason that the sale provided for in this Warrant is exempt pursuant to Section 4(2) of the Securities Act based on the representations of the Holder set forth herein. The Warrant Holder represents that it is experienced in evaluating companies such as the Company, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment and has the ability to suffer the total loss of the investment. The Holder further represents that it has had the opportunity to ask questions of and receive answers from the Company concerning the terms and conditions of this Warrant, the business of the Company, and to obtain additional information to such Holder’s satisfaction. The Holder represents that it is an “Accredited Investor” within the meaning of Rule 501 of Regulation D under the Securities Act, as presently in effect.

18. Notices. All Notices, requests and other communications that the Holder or the Company is required or elects to give hereunder shall be in writing and shall be deemed to have been given (a) upon personal delivery thereof, including by appropriate courier service, five (5) days after delivery to the courier or, if earlier, upon delivery against a signed receipt therefore or (b) upon transmission by facsimile or telecopier, which transmission is confirmed, in either case addressed to the party to be notified at the address set forth below or at such other address as such party shall have notified the other parties hereto, by notice given in conformity with this Section 18.

If to the Company:

MiMedx Group, Inc.

60 Chastain Center Blvd., Suite 60

Kennesaw, GA 30144

Attention: General Counsel

Facsimile: (678) 802-2860

If to the Holder:

Facsimile:

19. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged, or terminated only by an instrument in writing signed by the party or holder hereof against which enforcement of such change, waiver, discharge or termination is sought. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

20. Date. The Issuance Date of this Warrant is the date shown on the first page above on the face hereof. This Warrant, in all events, shall be wholly void and of no effect after 5:00 p.m. (Eastern Time) on the Expiration Date, except that notwithstanding any other provisions hereof, the provisions of Section 14 shall continue in full force and effect after such date as to any Warrant Shares or other securities issued upon the exercise of this Warrant.

21. Severability. If any provision of this Warrant is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way and shall be construed in accordance with the purposes and tenor and effect of this Warrant.

22. Governing Law. This Warrant shall be governed by and construed and enforced in accordance with the laws of the State of Georgia, without reference to its conflicts of law principles.

[Signatures Contained on the Following Page]

IN WITNESS WHEREOF, the Company has executed this Warrant as of the Issuance Date.

MiMedx Group, Inc.

By:
Name:	Michael J. Senken
Title:	Chief Financial Officer

Acknowledged and Agreed:

HOLDER:

Name:

Title (if applicable):

EXHIBIT A TO

WARRANT

SUBSCRIPTION NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER IF SUCH REGISTERED HOLDER

DESIRES TO EXERCISE THIS WARRANT

The undersigned hereby exercises the right to purchase Warrant Shares covered by this Warrant according to the conditions thereof and herewith [makes payment of $                    , the aggregate Warrant Exercise Price of such Warrant Shares in full] [tenders solely this Warrant, or applicable portion hereof, in full satisfaction of the Warrant Exercise Price upon the terms and conditions set forth herein.]

INSTRUCTIONS FOR REGISTRATION OF STOCK

Name

(Please typewrite or print in block letters)

Address

Holder Name:

By:
Name:
Title:

[Net] Number of Warrant Shares Being Purchased

Dated:                                     , 20

EXHIBIT B TO

WARRANT

ASSIGNMENT FORM

FOR VALUE RECEIVED,                                                                                   hereby sells, assigns and transfers unto

Name

(Please typewrite or print in block letters)

Address

the right to purchase Common Stock represented by this Warrant to the extent of shares as to which such right is exercisable and does hereby irrevocably constitute and appoint Attorney, to transfer the same on the books of the Company with full power of substitution in the premises.

Date                                          , 20

Signature